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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2002 relating to the consolidated financial statements and financial statement schedule of Mack-Cali Realty Corporation, which appears in Mack-Cali Realty Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                     /s/ PricewaterhouseCoopers LLP
                                     -------------------------------------------
                                     PRICEWATERHOUSECOOPERS LLP



New York, New York
October 1, 2002